Exhibit 99.1

FOR FURTHER INFORMATION:

AT THE COMPANY:	AT ZLOKOWER COMPANY

Medallion Financial Corp.
437 Madison Avenue
New York, New York 10022

Andrew M. Murstein, President	Public Relations
Larry D. Hall, CFO	Harry Zlokower/Dave Closs
1-212-328-2100	1-212-447-9292
1-877-MEDALLION

FOR IMMEDIATE RELEASE

MEDALLION FINANCIAL CORP. REPORTS

2005 THIRD QUARTER RESULTS

NET INVESTMENT INCOME AFTER TAXES INCREASED 73% TO $0.18 PER SHARE

MEDALLION EXTENDS STOCK BUYBACK

CREDIT QUALITY REMAINS STRONG

DIVIDEND DECLARED

MEDALLION TO PRESENT AT FINANCIAL SERVICES CONFERENCE

NEW YORK, N.Y., NOVEMBER 9, 2005 — Medallion Financial Corp. (nasdaq: Taxi), A Specialty Finance Company With A Leading Position Servicing The Taxicab Industry And Other Niche Markets In Small Business And Consumer Lending, Announced That Net Investment Income After Income Taxes Increased 73% To $3,186,000 Or $.18 Per Diluted Common Share In The 2005 Third Quarter, Up From $1,841,000 Or $0.10 In The 2004 Third Quarter. Medallion Loans Grew To $434,000,000 From $348,000,000 In The Last 12

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Medallion Financial Corporation Reports 2005 Third Quarter Results, page 2 months, an increase of $86,000,000 or 25%. Commercial loans grew to $161,000,000 from $134,000,000 in the last 12 months, an increase of $27,000,000 or 20%. Total assets grew to $783,000,000 from $658,000,000 in the last 12 months, an increase of $125,000,000 or 19%. All these levels were record highs for the Company.

“We are extremely pleased with our results this quarter,” commented President Andrew Murstein. “Our net investment income is the highest it has been since 2000 and our asset growth has exceeded our expectations. We are starting to build some momentum that we hope to carry forward into the future.”

Mr. Murstein continued, “Now that we have consummated the sale of our Business Lenders unit, we have further increased what was already a strong balance sheet. As a result of our increased liquidity, we are announcing the extension of our previously announced stock buyback program. Our capital remains strong, with $168,000,000 of equity and $605,000,000 of borrowed funds, for a debt to equity ratio of 3.6 to 1. We have improved our leverage from 2.7 to 1 a year ago, and plan on continuing to leverage our balance sheet so that we can continue to improve our return on equity and increase shareholder value.”

Chief Financial Officer Larry Hall stated, “Strong loan demand across the board, combined with maintaining our credit quality and managing our expenses have led to our improved performance over the last several quarters. We have the equity and infrastructure in place to be a much larger company, and as we continue to grow our assets, we expect our profits will continue to increase.”

Net interest margin increased to 4.50% for the quarter, up from 4.43% a year ago. Loans 90 days or more past due dropped to 2.2% during the 2005 third quarter from 3.7% in the 2004 third quarter.

The Board of Directors increased the Company’s dividend to $0.14 per share continuing an upward trend that goes back to 2002. The dividend will be payable on December 12th to shareholders of record as of November 28th. Since Medallion’s IPO, the Company has paid out more than $85,000,000 in dividends to shareholders, representing more than $6 per share.

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Medallion Financial Corporation Reports 2005 Third Quarter Results, page 2

Medallion is also pleased to announce that it will be a presenting company at the upcoming Nobel Financial Group Small-Cap Conference at the Seminole Hard Rock Hotel & Casino in Hollywood, Florida. Medallion’s Executive Vice President, Chief Operating Officer and Chief Credit Officer Brian O’Leary will make his presentation at 4:15 p.m. on November 10, 2005. For conference information, contact Mark Pinvidic at mpinvidic@noblefinancialgroup.com or at 1-800-688-6262.

Medallion Financial Corp. is a specialty finance company with a leading position in the origination and servicing of loans financing the purchase of taxicab medallions and related assets. The Company also originates and services commercial and consumer loans in targeted niche industries. The Company and its subsidiaries have lent over $2 billion to its taxicab, commercial, and consumer customers.

Please note that this press release contains forward-looking statements that involve risks and uncertainties relating to business performance, cash flow, costs, sales, net investment income, earnings, and growth. Medallion’s actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, those factors discussed under the heading “Investment Considerations,” in Medallion’s 2004 Annual Report on Form 10-K.

Financial tables follow.

Medallion Financial Corporation

Consolidated Income Statements

	Quarter Ended		Nine Months Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
Interest income on investments	$14,170,478	$10,692,530	$40,272,883	$27,169,393
Dividends and interest income on short-term investments	411,531	173,650	1,187,948	372,924
Medallion lease income	117,000	111,815	342,000	321,815

Total investment income	$14,699,009	$10,977,995	$41,802,831	$27,864,132

Interest on floating rate borrowings	3,613,645	2,493,258	9,780,888	6,158,612
Interest on fixed rate borrowings	2,883,322	2,033,317	7,808,291	4,922,050
Total interest expense	6,496,967	4,526,575	17,589,179	11,080,662

Net interest income	8,202,042	6,451,420	24,213,652	16,783,470

Gain on sale of loans	222,784	331,685	837,735	730,126
Other income	635,810	596,587	2,451,530	1,818,222

Total noninterest income	858,594	928,272	3,289,265	2,548,348

Salaries and benefits	2,885,908	2,463,084	8,506,370	7,167,565
Professional fees	562,843	307,528	1,550,221	1,311,133
Other operating expenses	2,129,716	2,201,942	6,209,681	5,889,500

Total operating expenses	5,578,467	4,972,554	16,266,272	14,368,198

Net investment income before income taxes	3,482,169	2,407,138	11,236,645	4,963,620
Income tax provision	296,003	566,180	1,537,034	1,674,277

Net investment income after taxes	3,186,166	1,840,958	9,699,611	3,289,343

Net realized gains (losses) on investments	2,150,192	(2,784,101)	3,515,263	(3,298,663)
Net change in unrealized depreciation on investments	(1,760,437)	20,998,466	(6,955,930)	18,933,821

Net realized/unrealized losses on investments	389,755	18,214,365	(3,440,667)	15,635,158

Net increase (decrease) in net assets from operations	$3,575,921	$20,055,323	$6,258,944	$18,924,501

Weighted average shares
Basic	17,066,001	18,075,879	17,064,028	18,144,724
Diluted	17,564,203	18,456,246	17,543,201	18,540,732

Net investment income after income taxes per share
Basic	$0.19	$0.10	$0.57	$0.18
Diluted	0.18	0.10	0.55	0.18

Net increase (decrease) in net assets from operations per share
Basic	$0.21	$1.11	$0.37	$1.04
Diluted	0.20	1.09	0.36	1.02

Dividends declared per share	$0.14	$0.10	$0.39	$0.26

Medallion Financial Corporation

Consolidated Balance Sheets

	September 30, 2005	December 31, 2004
ASSETS
Medallion loans	$434,085,343	$392,131,108
Commercial loans	161,002,465	136,834,891
Consumer loans	84,079,844	66,330,748
Equity investments	26,573,682	33,645,424
Investment securities	17,857,293	14,598,837

Net investments	723,598,627	643,541,008

Cash	30,720,763	37,267,122
Accrued interest receivable	3,293,738	3,062,608
Servicing fee receivable	2,072,782	2,312,040
Fixed assets, net	737,028	991,901
Goodwill, net	5,007,583	5,007,583
Other assets	17,576,969	17,727,362

Total assets	$783,007,490	$709,909,624

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued expenses	$9,148,094	$11,756,337
Accrued interest payable	1,346,683	1,758,956
Floating rate borrowings	320,284,327	274,959,911
Fixed rate borrowings	284,250,521	250,973,035

Total liabilities	615,029,625	539,448,239

Total shareholders’ equity	167,977,865	170,461,385

Total liabilities and shareholders’ equity	$783,007,490	$709,909,624

Number of common shares outstanding	17,145,561	17,344,999
Net asset value per share	$9.80	$9.83

Total managed loans	$779,974,477	$718,462,564
Total managed assets	883,814,315	833,075,441